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                                                                     EXHIBIT 3.3

                                     BY-LAWS
                                       OF
                              LINKSHARE CORPORATION


                                    ARTICLE I

                                     Offices

     Section 1.01 Principal Office. The principal office of LinkShare Corporation (the "Corporation") shall be where the Board of Directors of the Corporation (the "Board") determines from time to time or the business of the Corporation requires.

     Section 1.02 Other Offices. The Corporation also may have offices at such other places as the Board determines from time to time or the business of the Corporation requires.

                                   ARTICLE II

                            Meetings of Stockholders

     Section 2.01 Place of Meetings, etc. Except as otherwise provided in these By-Laws, all meetings of the stockholders shall be held at such dates, times and places as shall be determined by the Board and as shall be stated in the notices of the meeting or in waivers of notice thereof.

     Section 2.02 Annual Meeting. The annual meeting of stockholders for the election of directors and the transaction of such other business as properly may be brought before the meeting shall be held on such date and at such time as shall be set by the Board.

     Section 2.03 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, may be called by the Chairman, the Chief Executive Officer or the President and shall be called by the President or the Secretary upon the written request of a majority of the Board. The request shall state the date, time, place and purpose of the proposed meeting.

     Section 2.04 Notice of Meetings. Except as otherwise required or permitted by law, whenever the stockholders are required or permitted to take any action at a meeting, written notice thereof shall be given, stating the place, date and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. A copy of the notice of any meeting shall be delivered personally or shall be mailed, not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder of record entitled to vote at the meeting. If mailed, the notice shall be given when deposited in the United States mail, postage prepaid, and shall be directed to each stockholder at his or her address as it appears on the record of stockholders, or to such other address which such stockholder may have furnished by written
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request to the Secretary of the Corporation. Notice of any meeting of stockholders shall be deemed waived by any stockholder who attends the meeting, except when the stockholder attends the meeting for the express purpose of objecting at the beginning thereof to the transaction of any business because the meeting is not lawfully called or convened. Notice need not be given to any stockholder who submits, either before or after the meeting, a signed waiver of notice. Unless the Board, after the adjournment of a meeting, shall fix a new record date for the adjourned meeting, or unless the adjournment is for more than thirty (30) days, notice of an adjourned meeting need not be given if the place, date and time to which the meeting shall be adjourned is announced at the meeting at which the adjournment is taken.

     Section 2.05 Quorum. Except as otherwise provided by statute or by the Certificate of Incorporation of the Corporation, at any meeting of stockholders, the presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Corporation entitled to vote at such meeting shall be necessary and sufficient to constitute a quorum for the transaction of business. Whether or not a quorum shall be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting.

     Section 2.06 Voting. At all meetings of the stockholders, every stockholder having the right to vote thereat shall be entitled to one vote for every share of stock registered in his or her name as of the record date and entitling him or her to so vote. A stockholder may vote in person or by proxy. Except as otherwise provided by statute or by the Certificate of Incorporation of the Corporation, any corporate action, other than the election of directors, which is to be taken by a vote of the stockholders at a meeting shall be authorized by not less than a majority of the votes cast in person or by proxy by stockholders entitled to vote thereon. Directors shall be elected as provided in Section 3.03 of Article III of these By-Laws. Written ballots shall not be required for voting on any matter unless ordered by the Chairman of the meeting.

     Section 2.07 Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after 11 months from its date, unless the proxy provides for a longer period.

     Section 2.08 Conduct of Meetings. At each meeting of the stockholders the Chief Executive Officer shall act as chairman of the meeting. The President, or such other person as is appointed by the chairman of the meeting, shall act as Secretary of the meeting and shall keep the minutes thereof. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

     Section 2.09 Consent of Stockholders in Lieu of Meeting. Any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of all of the outstanding shares entitled to vote thereon.

     Section 2.10 Fixing of Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment


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thereof, the Board shall fix a record date which shall not precede the date upon which the resolution fixing the record date is adopted by the Board and shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting. If the Board does not fix a record date for such purpose, the record date for such purpose shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held.

                                   ARTICLE III

                               Board of Directors

     Section 3.01 Powers. The property, business and affairs of the Corporation shall be managed by the Board which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation of the Corporation or by these By-Laws directed or required to be exercised or done by the stockholders.

     Section 3.02 Number of Board Members. The number of directors which shall constitute the entire Board shall initially be three. The number of directors may be increased or decreased from time to time by the Board by resolution adopted by vote of a majority of the then authorized number of directors, except that the number of directors may not be decreased to less than two unless all the shares of the Corporation are owned beneficially and of record by less than two stockholders. When used in these By-Laws, the phrase "entire Board" means the total number of directors which the Corporation would have if there were no vacancies.

     Section 3.03 Election and Term. Except as otherwise provided by law or by these By-Laws, the Board shall be elected annually at the annual meeting of the stockholders and the persons receiving a plurality of the votes cast shall be so elected. Subject to his or her earlier death, resignation or removal as provided in Section 3.04 of this Article III, each director shall hold office until his or her successor shall have been duly elected and shall have qualified.

     Section 3.04 Removal. A director may be removed at any time, with or without cause, by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors.

     Section 3.05 Resignations. Any director may resign at any time by giving written notice of his or her resignation to the Corporation. A resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of a resignation shall not be necessarv to make it effective.

     Section 3.06 Vacancies. Any vacancy in the Board arising from an increase in the number of directors or otherwise may be filled by the vote of a majority of the directors then in office, though less than a quorum, or by a sole remaining director. Subject to his or her earlier death, resignation or removal as provided in Section 3.04 of this Article III, each director so


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elected shall hold office until the next annual meeting of stockholders and until his or her successor shall have been duly elected and shall have qualified.

     Section 3.07 Chairman of the Board. The directors shall elect one of their members to be Chairman of the Board. The Chairman shall be subject to the control of and may be removed by the Board. The Chairman shall perform such duties as may from time to time be assigned by the Board.

     Section 3.08 Place of Meetings. Except as otherwise provided in these By-Laws, all meetings of the Board shall be held at such places as the Board determines from time to time.

     Section 3.09 Annual Meeting. The annual meeting of the Board shall be held either (a) without notice immediately after the annual meeting of stockholders and in the same place, or (b) as soon as practicable after the annual meeting of stockholders on such date and at such time and place as the Board determines.

     Section 3.10 Regular Meetings. Regular meetings of the Board shall be held on such dates and at such places and times as the Board determines. Notice of regular meetings need not be given, except as otherwise required by law.

     Section 3.11 Special Meetings. Special meetings of the Board may be called by or at the direction of the Chairman, the Chief Executive Officer or the President. The request shall state the date, time, place and purpose of the proposed meeting.

     Section 3.12 Notice of Meetings. Notices of special meetings of the Board (and of each annual meeting held pursuant to subdivision (b) of Section 3.08 of this Article III) if mailed, shall be mailed to each director addressed to him or her at his or her residence or usual place of business, not later than three
(3) days before the meeting is scheduled to commence, or shall be sent to him or her at such place by telegraph, cable, facsimile, telex or any other form of recorded communication, or be delivered personally or by telephone, not later than the day before such day of the meeting. The notice may be given by the Chairman, the Chief Executive Officer, the President or the Secretary of the Corporation.

     Section 3.13 Quorum and Voting. At all meetings of the Board, the presence of a majority of the entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another place, date and time.

     Section 3.14 Conduct of Meetings. At each meeting of the Board, the Chairman or, in his or her absence, a director chosen by a majority of the directors present, shall act as chairman of the meeting. The President or, in his or her absence, any person appointed by the chairman of the meeting, shall act as Secretary of the meeting and keep the minutes thereof. The order of business at all meetings of the Board shall be as determined by the chairman of the meeting.


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     Section 3.15 Written Consent to Action in Lieu of a Meeting. Any action required or permitted to be taken at any meeting of the Board or of any committee may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

     Section 3.16 Meetings Held Other Than in Person. Members of the Board or any committee may participate in a meeting of the Board or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

                                   ARTICLE IV

                                    Officers

     Section 4.01 Executive Officers, etc. The Board shall elect as executive officers of the Corporation a Chief Executive Officer, a President and a Secretary. The Board also may elect one or more Vice Presidents (any of whom may be designated as Executive Vice Presidents or otherwise), a Treasurer and any other officers it deems necessary or desirable for the conduct of the business of the Corporation, each of whom shall have such powers and duties as the Board determines.

     Section 4.02 Duties.

          (a) The Chief Executive Officer. The Chief Executive Officer shall have overall responsibility for the management and direction of the business and affairs of the Corporation and shall exercise such duties as customarily pertain to the office of Chief Executive Officer and such other duties as may be prescribed from time to time by the Board of Directors. He shall be the senior officer of the Corporation and in case of the inability or failure of the President to perform his duties, he shall perform the duties of the President. He may appoint and terminate the appointment or election of officers, agents, or employees other than those appointed or elected by the Board. He may sign, execute and deliver, in the name of the Corporation, powers of attorney, contracts, bonds and other obligations which implement policies established by the Board. The Chief Executive Officer shall perform such other duties as may be prescribed from time to time by the Board or these Bylaws.

          (b) The President. The President of the Corporation shall be responsible for the active direction of the daily business of the Corporation and shall exercise such duties as customarily pertain to the office of President and such other duties as may be prescribed from time to time by the Board. The President may sign, execute and deliver, in the name of the Corporation, powers of attorney, contracts, bonds and other obligations which implement policies established by the Board. In the absence or disability of the Chief Executive Officer, the President shall perform the duties and exercise the powers of the Chief Executive Officer.


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          (c) Vice Presidents. Vice Presidents shall have such powers and perform such duties as may be assigned to them by the Chief Executive Officer, the President, the executive committee, if any, or the Board. A Vice President may sign and execute contracts and other obligations pertaining to the regular course of his duties which implement policies established by the Board.

          (d) The Secretary. The Secretary shall keep the minutes of all meetings of the stockholders and of the Board. The Secretary shall cause notice to be given of meetings of stockholders, of the Board, and of any committee appointed by the Board. He shall have custody of the corporate seal, minutes and records relating to the conduct and acts of the stockholders and Board, which shall, at all reasonable times, be open to the examination of any director. The Secretary or any Assistant Secretary may certify the record of proceedings of the meetings of the stockholders or of the Board or resolutions adopted at such meetings; may sign or attest certificates, statements or reports required to be filed with governmental bodies or officials; may sign acknowledgments of instruments; may give notices of meetings; and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

          (e) The Treasurer. Subject to the control of the Board, the Treasurer shall have the care and custody of corporate funds and the books relating thereto; shall perform all other duties incident to the office of Treasurer; and shall have such other powers and duties as the Board, the Chief Executive Officer or the President assigns to him or her. In the absence or disability of the Treasurer or in the event there is no Treasurer, the Chief Executive Officer or the President, or such other person as is appointed by the Chief Executive Officer or President, shall perform the duties and exercise the powers of the Treasurer.

     Section 4.03 Election; Removal. Subject to his or her earlier death, resignation or removal as hereinafter provided, each officer shall hold his or her office until his or her successor shall have been duly elected and shall have qualified. Any officer may be removed at any time, with or without cause, by the Board.

     Section 4.04 Resignations. Any officer may resign at any time by giving written notice of his or her resignation to the Corporation. A resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

     Section 4.05 Vacancies. If an office becomes vacant for any reason, the Board shall fill the vacancy, and each officer so elected shall serve for the remainder of his or her predecessor's term.


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                                    ARTICLE V

           Provisions Relating to Stock Certificates and Stockholders

     Section 5.01 Certificates. Certificates for the Corporation's capital stock shall be in such form as required by law and as approved by the Board. Each certificate shall be signed in the name of the Corporation by (i) the Chief Executive Officer, the President or any Vice President and (ii) the Secretary, the Treasurer or any Assistant Secretary or any Assistant Treasurer and shall bear the seal of the Corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent or registered by a registrar, other than the Corporation or its employees, the signature of any officer of the Corporation may be a facsimile signature. In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature was placed on any certificate shall have ceased to be such officer, transfer agent or registrar before the certificate shall be issued, it may nevertheless be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

     Section 5.02 Lost Certificates, etc. The Board or any transfer agent of the Corporation may issue a new certificate for shares in place of any certificate theretofore issued by it, alleged to have been lost, mutilated, stolen or destroyed, and the Board (or any transfer agent of the Corporation authorized to do so by a resolution of the Board) may require the owner of the lost, mutilated, stolen or destroyed certificate, or his or her legal representatives, to make an affidavit of that fact and to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, mutilation, theft or destruction of the certificate or the issuance of a new certificate.

     Section 5.03 Transfers of Shares. Transfers of shares shall be registered on the books of the Corporation maintained for that purpose after due presentation of the stock certificates therefor appropriately endorsed or accompanied by proper evidence of succession, assignment or authority to transfer.

                                   ARTICLE VI

                               General Provisions

     Section 6.01 Dividends, etc. To the extent permitted by law, the Board shall have full power and discretion, subject to the provisions of the Certificate of Incorporation of the Corporation and the terms of any other corporate document or instrument binding upon the Corporation, to determine what, if any, dividends or distributions shall be declared and paid or made.

     Section 6.02 Fixing of Record Date for Dividends and Other Action. The Board shall fix a record date for the purpose of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or for the purpose of any other action. The record date fixed for such purpose shall not precede the date upon which the resolution fixing the record date is adopted and shall be no more than sixty (60) days prior to


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such action. If the Board does not fix a record date, the record date for determining the stockholders for any such purpose shall be at the close of business on the date on which the Board adopts the resolution relating thereto.

     Section 6.03 Seal. The Corporation's seal shall be in such form as is required by law and as shall be approved by the Board.

     Section 6.04 Fiscal Year. The fiscal year of the Corporation shall be determined by the Board.

                                   ARTICLE VII

                                 Indemnification

     Section 7.01 Indemnification.

          (a) The Corporation shall indemnify to the fullest extent now or hereafter provided for or permitted by law each person involved in, or made or threatened to be made a party to, any action, suit, claim or proceeding, arbitration, alternative dispute resolution mechanism, investigation, administrative or legislative hearing or any other actual, threatened, pending or completed proceeding, whether civil or criminal, or whether formal or informal, and including an action by or in the right of the Corporation or any other corporation, or any partnership, joint venture, trust, employee benefit plan or other enterprise, whether profit or non-profit (any such entity, other than the Corporation, being hereinafter referred to as an "Enterprise"), and including appeals therein (any such process being hereinafter referred to as a "Proceeding"), by reason of the fact that such person, such person's testator or intestate (i) is or was a director or officer of the Corporation, or (ii) while serving as a director or officer of the Corporation, is or was serving, at the request of the Corporation, as a director, officer, or in any other capacity, any other Enterprise, against any and all judgments, fines, penalties, amounts paid in settlement, and expenses, including attorneys' fees, actually and reasonably incurred as a result of or in connection with any Proceeding, or any appeal therein, except as provided in Section 7.01 (b) of this Article VII.

          (b) No indemnification shall be made to or on behalf of any such person if a judgment or other final adjudication adverse to such person establishes that such person's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled. In addition, no indemnification shall be made with respect to any Proceeding initiated by any such person against the Corporation, or a director or officer of the Corporation, other than to enforce the terms of this Article VII, unless such Proceeding was authorized by the Board. Further, no indemnification shall be made with respect to any settlement or compromise of any Proceeding unless and until the Corporation has consented to such settlement or compromise.


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     Section 7.02 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

                                  ARTICLE VIII

                                   Amendments

     (a) The holders of shares entitled at the time to vote for the election of directors shall have power to adopt, amend, or repeal these By-Laws by vote of not less than a majority of such shares, and the Board of Directors by vote of not less than a majority of the entire Board shall have power equal in all respects to that of the stockholders to adopt, amend, or repeal these By-Laws. However, any By-Law adopted by the Board may be amended or repealed by vote of the holders of a majority of the shares entitled at the time to vote for the election of directors.

     (b) If any By-Law or By-laws regulating an impending election of directors is adopted, amended, or repealed by the Board, there shall be set forth in the notice of the next meeting of stockholders for the election of directors the By-Law or By-Laws so adopted, amended, or repealed, together with a concise statement of the changes made.


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